Amended
                                   Schedule A
                             To Management Agreement
                                     Between
                            Accessor Funds, Inc. and
                         Accessor Capital Management LP
                                February 12, 2004
                              Amended May 21, 2004
                            Amended February 16, 2007
                             Amended October 8, 2007


                                                              Management Fee (as a percentage
              Fund                                            of average daily net assets)

              Growth                                                            0.45%
              Value                                                             0.45%
              Small to Mid Cap                                                  0.60%
              International Equity                                              0.55%
              Strategic Alternatives                                            0.70%
              High Yield Bond                                                   0.36%
              Intermediate Fixed-Income                                         0.33%
              Short-Intermediate Fixed-Income                                   0.33%
              Mortgage Securities                                               0.36%
              U.S. Government Money                                             0.08%
              Limited Duration U.S. Government                                  0.12%
              Total Return                                                      0.12%

              The fees are to be computed daily and paid monthly.




Accessor Capital Management LP                       ACCESSOR FUNDS, INC.
By Accessor Capital Corporation
Its Managing General Partner


By: ____________________________                     By:_______________________
Name:                                                Name:
Title:                                               Title: